                                                                    EXHIBIT 10.1

                               CREDIT AGREEMENT


                                    between


                       PIONEER COMMERCIAL FUNDING CORP.,
                                  as Borrower



                            BANK ONE, TEXAS, N.A.,
                                   as Agent,

                                      and

                               CERTAIN LENDERS,
                                  as Lenders



                                  $25,000,000


                                MARCH 31, 1997



                                [BANK ONE LOGO]



                    [PREPARED BY HAYNES AND BOONE, L.L.P.]

                               TABLE OF CONTENTS
                               -----------------

      SECTION 1.   DEFINITIONS AND REFERENCES........................................  1
             1.1   Definitions.......................................................  1
             1.2   Time References................................................... 12
             1.3   Other References.................................................. 12
             1.4   Accounting Principles............................................. 12

      SECTION 2.   BORROWING PROVISIONS.............................................. 12
             2.1   Borrowings........................................................ 12
             2.2   Borrowing Request................................................. 13
             2.3   Fundings.......................................................... 13
             2.4   Wet-Borrowing Procedures.......................................... 14
             2.5   Terminations...................................................... 14

      SECTION 3.   PAYMENT TERMS..................................................... 14
             3.1   Notes............................................................. 14
             3.2   Payment Procedures................................................ 14
             3.3   Scheduled Payments................................................ 15
             3.4   Prepayments....................................................... 15
             3.5   Order of Application.............................................. 15
             3.6   Sharing........................................................... 16
             3.7   Interest Rates.................................................... 16
             3.8   Capital Adequacy.................................................. 17
             3.9   Foreign Lenders, Participants, and Purchasers..................... 17
             3.10  Fees.............................................................. 18

      SECTION 4.   COLLATERAL PROCEDURES............................................. 18
             4.1   Eligible Collateral............................................... 18
             4.2   Borrowing Base.................................................... 18
             4.3   Collateral Delivery............................................... 19
             4.4   Bailee and Agent.................................................. 19
             4.5   Shipment for Sale................................................. 19
             4.6   Shipment for Correction........................................... 20
             4.7   Release of Collateral............................................. 20

      SECTION 5.   CONDITIONS PRECEDENT.............................................. 20

      SECTION 6.   REPRESENTATIONS AND WARRANTIES.................................... 21
             6.1   Purpose of Credit................................................. 21
             6.2   About the Companies............................................... 21
             6.3   Authorization and Contravention................................... 21
             6.4   Binding Effect.................................................... 22
             6.5   [Intentionally Blank]............................................. 22
             6.6   Current Financials................................................ 22
             6.7   Debt.............................................................. 22
             6.8   Solvency.......................................................... 22
             6.9   Litigation........................................................ 22
             6.10  Transactions with Affiliates...................................... 22
             6.11  Taxes............................................................. 22
             6.12  Employee Plans.................................................... 22
             6.13  Property and Liens................................................ 23
             6.14  Intellectual Property............................................. 23


             6.15  Environmental Matters............................................. 23
             6.16  Government Regulations............................................ 23
             6.17  Insurance......................................................... 23
             6.18  Appraisals........................................................ 23
             6.19  Full Disclosure................................................... 23

      SECTION 7.   AFFIRMATIVE COVENANTS............................................. 23
             7.1   Reporting Requirements............................................ 24
             7.2   Use of Proceeds................................................... 25
             7.3   Books and Records................................................. 25
             7.4   Inspections....................................................... 25
             7.5   Taxes............................................................. 25
             7.6   Expenses.......................................................... 25
             7.7   Maintenance of Existence, Assets, and Business.................... 25
             7.8   Insurance......................................................... 25
             7.9   Take-Out Commitments.............................................. 26
             7.10  Appraisals........................................................ 26
             7.11  INDEMNIFICATION................................................... 26

      SECTION 8.   NEGATIVE COVENANTS................................................ 26
             8.1   Debt.............................................................. 26
             8.2   Liens............................................................. 27
             8.3   Investments....................................................... 27
             8.4   [Intentionally Blank]............................................. 27
             8.5   Merger or Consolidation........................................... 27
             8.6   Liquidations and Dispositions of Assets........................... 27
             8.7   Use of Proceeds................................................... 27
             8.8   Transactions with Affiliates...................................... 27
             8.9   Employee Plans.................................................... 27
             8.10  Compliance with Laws and Documents................................ 27
             8.11  Government Regulations............................................ 27
             8.12  Subordinated Debt................................................. 27
             8.13  New Businesses.................................................... 28
             8.14  Assignment........................................................ 28

      SECTION 9.   FINANCIAL COVENANTS............................................... 28
             9.1   Adjusted-Net Worth................................................ 28
             9.2   Adjusted Debt/Adjusted-Net Worth.................................. 28
             9.3   EBITDA/Interest Expense........................................... 28
             9.4   Production........................................................ 28

     SECTION 10.   DEFAULTS AND REMEDIES............................................. 29
            10.1   Default........................................................... 29
            10.2   Remedies.......................................................... 30
            10.3   Right of Offset................................................... 30
            10.4   Waivers........................................................... 31
            10.5   Performance by Agent.............................................. 31
            10.6   No Responsibility................................................. 31
            10.7   No Waiver......................................................... 31
            10.8   Cumulative Rights................................................. 31
            10.9   Rights of Individual Lenders...................................... 32
            10.10  Notice to Agent................................................... 32
            10.11  Costs............................................................. 32


                                     (ii)

      SECTION 11.  MISCELLANEOUS..................................................... 32
            11.1   Nonbusiness Days.................................................. 32
            11.2   Communications.................................................... 32
            11.3   Form and Number of Documents...................................... 33
            11.4   Exceptions to Covenants........................................... 33
            11.5   Survival.......................................................... 33
            11.6   Governing Law..................................................... 33
            11.7   Invalid Provisions................................................ 33
            11.8   Conflicts Between Loan Documents.................................. 33
            11.9   Discharge and Certain Reinstatement............................... 33
            11.10  Amendments, Consents, Conflicts, and Waivers...................... 33
            11.11  Multiple Counterparts............................................. 34
            11.12  Parties........................................................... 34
            11.13  Participations.................................................... 35
            11.14  Transfers......................................................... 35
            11.15  Entire Agreement.................................................. 36


                                     (iii)

                             SCHEDULES AND EXHIBITS
                             ----------------------

           Schedule 2       -    Lenders and Commitments
           Schedule 4.1     -    Eligibility Conditions
           Schedule 4.2     -    Borrowing-Base Calculations
           Schedule 4.3     -    Collateral Procedures
           Schedule 5       -    Closing Conditions
           Schedule 6.2     -    Companies
           Schedule 6.9     -    Litigation and Judgments
           Schedule 6.10    -    Affiliate Transactions
           Schedule 8.1     -    Permitted Debt
           Schedule 8.2     -    Permitted Liens
           Schedule 8.3     -    Permitted Investments

           Exhibit A        -    Note
           Exhibit B-1      -    Security Agreement
           Exhibit B-2      -    Financing Statement
           Exhibit B-3      -    Three-Party Agreement
           Exhibit B-4      -    Shipping Request
           Exhibit B-5      -    Bailee Letter for Investors
           Exhibit B-6      -    Bailee Letter for Pool Custodian
           Exhibit B-7      -    Trust Receipt and Agreement
           Exhibit B-8      -    Release Request
           Exhibit C-1      -    Borrowing Request
           Exhibit C-2      -    Collateral-Delivery Notice
           Exhibit C-3      -    Borrowing-Base Report
           Exhibit C-4      -    Compliance Certificate (Monthly)
           Exhibit C-5      -    Compliance Certificate (Quarterly)
           Exhibit D        -    Opinion of Counsel

                                     (iv)

                               CREDIT AGREEMENT
                               ----------------

     THIS AGREEMENT is entered into as of March 31, 1997, between PIONEER COMMERCIAL FUNDING CORP., a New York corporation ("BORROWER"), the Lenders described below, and BANK ONE, TEXAS, N.A., as Agent for Lenders.

                      (see SECTION 1.1 for defined terms)

     A. Approved Originators originate, acquire, market, and sell Mortgage Loans and have entered into Originator Loan Agreements with Borrower under which Borrower provides financing to Approved Originators for their Mortgage Loan origination and acquisition until those Mortgage Loans are sold in the secondary market. Approved Originators respectively grant to Borrower first-priority Liens upon, among other things, the Mortgage Collateral delivered to or for Borrower by or for them under their respective Originator Loan Agreements.

     B. Borrower has requested Lenders to commit to provide Borrowings to Borrower to finance its extensions of credit to Approved Originators under Originator Loan Agreements. Borrower proposes to (1) grant to Agent for Lenders first-priority Liens upon, among other things, the Originator Collateral, Mortgage Collateral, and CD Collateral according to the Loan Documents and (2) cause each Approved Originator to enter into a Three-Party Agreement with Borrower and Agent. Lenders have agreed upon the terms of this agreement to provide those Borrowings up to the lesser of either the total Commitments or the Borrowing Base.

     ACCORDINGLY, for adequate and sufficient consideration, Borrower, Lenders, and Agent agree as follows:

SECTION 1.     DEFINITIONS AND REFERENCES.  Unless stated otherwise, the
----------     --------------------------
following provisions apply to each Loan Document and annexes, exhibits, and schedules to (and certificates, reports, and other writings delivered under) the Loan Documents.

     1.1  DEFINITIONS.
          -----------

     "ACTUAL-TERMINATION DATE" means the earlier of either (a) the Stated-Termination Date or (b) the effective date that Lenders' commitments to lend under this agreement are fully canceled or terminated.

     "ADJUSTED-NET WORTH" means, for the Companies and at any time, the sum of
(a) the amount that should in accordance with GAAP be reflected on the Companies' balance sheet as its stockholders' equity plus (b) Subordinated Debt not due within one year from the date of determination, minus (c) Investments in Trans Lending Corporation, minus (d) the total (without duplication of deductions already made in arriving at stockholders' equity) of the book value of all assets that would be treated as intangible assets under GAAP, including goodwill, trademarks, trade names, copyrights, and patents.

     "AFFILIATE" means, for any Person, any other individual or entity that (directly or indirectly through ownership, voting securities, contract, or otherwise) controls, is controlled by, or under common control with that Person.

     "AGENCY QUALIFIED" means, for any Originator, that it is approved and qualified and in good standing as an issuer, mortgagee, or seller/servicer, as described below, and meets all requirements applicable to its status as such: (a) GNMA approved issuer of Mortgage-Backed Securities guaranteed by GNMA; (b) FNMA approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to FNMA; (c) FHLMC approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to FHLMC; (d) FHA approved mortgagee, eligible to originate, purchase, hold, sell and service FHA Loans; and (e) VA approved mortgagee, eligible to originate, purchase, hold, sell and service VA Loans.

     "AGENT" means, at any time, Bank One, Texas, N.A. (or its successor appointed under the Lenders' Agreement) acting as agent for Lenders under the Loan Documents.

     "APPRAISAL" means, for any Mortgage Loan, a written statement of the market value of the real property securing it.

     "APPRAISAL LAW" means any Law that is applicable to appraisals of mortgaged-residential property in connection with transactions involving that property, including, without limitation, Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, the Federal Deposit Insurance Corporation Improvement Act of 1991, 12 C.F.R. Chapter 1, Part 34, Subpart C, 12 C.F.R. Chapter II, Subchapter A, Part 225, Subpart G, and 12 C.F.R.
Chapter III, Subchapter B, Part 323.

     "APPROVED INVESTOR" means (a) FHLMC, FNMA, and GNMA and (b) any other Person from time to time named on a list agreed to by Agent and Borrower (which list Agent shall furnish to any Lender upon request) as that list may be amended from time to time (i) by Borrower and Agent to remove or add other names as Agent and Borrower may agree, (ii) by either Agent or Determining Lenders to remove any such other Person after Agent has or Determining Lenders have given to Borrower notice of (and an opportunity to discuss) the proposed removal of that Person, or (iii) automatically (without signing by any party) to remove any such Person who then (A) is not Solvent, (B) fails to pay its debts generally as they become due, (C) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, or (D) becomes a party to or is made the subject of any proceeding provided for by any Debtor Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the Rights of any Company, Agent, or any Lender in connection with the transactions contemplated in the Loan Documents. Separate lists of Approved Investors will be maintained for B/C Borrowings, Second-Lien Borrowings, and all other Borrowings.

     "APPROVED ORIGINATOR" means any Originator who (a) has entered into a Three-Party Agreement with Borrower and Agent and (b) is from time to time named on a list agreed to by Agent and Borrower (which list Agent shall furnish to any Lender upon request) as that list may be amended from time to time (i) by Borrower and Agent to remove or add other names as Agent and Borrower may agree,
(ii) by either Agent or Determining Lenders to remove any such other Person after Agent has or Determining Lenders have given to Borrower notice of (and an opportunity to discuss) the proposed removal of that Person, or (iii) automatically (without signing by any party) to remove any such Person who then
(A) is not Solvent, (B) fails to pay its debts generally as they become due, (C) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law,
(D) becomes a party to or is made the subject of any proceeding provided for by any Debtor Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the Rights of any Company, Agent, or any Lender in connection with the transactions contemplated in the Originator Documents or Loan Documents, (E) is in default under its Originator Loan Agreement, or (F) fails to be Agency Qualified in any respect.

     "AVERAGE-ADJUSTED-BASE RATE" means, for any period, an annual interest rate equal to the quotient of (a) the sum of the Base Rate plus (or minus, as the case may be) the applicable interest margin for each calendar day during that period divided by (b) the number of days during that period. The applicable interest margin for purposes of this definition is (i) positive 0.125% for B/C Borrowings and Second-Lien Borrowings, and (ii) negative 0.125% for all other Borrowings.

     "AVERAGE-PRINCIPAL DEBT" means, for any period and any Lender, the quotient of (a) the sum of the Principal Debt owed to that Lender as of the close of business for each calendar day (which for any day that is not a Business Day is deemed for this definition to be the Principal Debt as of the close of business for the preceding Business Day) divided by (b) the number of days during that period.

     "BASE RATE" means an annual interest rate equal from day to day to the floating annual interest rate established by Agent from time to time as its base-rate of interest, which may not be the lowest interest rate charged by Agent on loans similar to Borrowings.

     "BAILEE LETTER" means, as applicable under the circumstances, one of the letters executed and delivered by Agent in substantially the form of EXHIBIT B-5 or EXHIBIT B-6.

     "B/C BORROWING" means a Borrowing that is subject to the B/C-Second-Lien Sublimit and supported by the Borrowing Base for Eligible-B/C Loans.

     "B/C-SECOND-LIEN SUBLIMIT" means, at any time, 30% of the total Commitments as that percentage may be modified by Agent on a quarterly basis in its sole discretion based upon loan-production volumes.

     "BORROWER" is defined in the preamble to this agreement.

     "BORROWING" means any amount disbursed (a) by Lenders to Borrower under the Loan Documents as an original disbursement of funds or (b) by Agent or any Lender in accordance with (and to satisfy a Company's obligations under) any Loan Document.

     "BORROWING BASE" means, at any time, the amount described on SCHEDULE 4.2 and calculated under SECTION 4.2.

     "BORROWING-BASE REPORT" means a report executed by Agent and delivered to Borrower and Lenders in substantially the form of EXHIBIT C-3.

     "BORROWING DATE" means, for any Borrowing, the date it is disbursed.

     "BORROWING EXCESS" means, at any time, the amount by which any of the limitations of SECTION 2.1 is exceeded.

     "BORROWING REQUEST" means a request executed by a Responsible Officer of Borrower requesting a Borrowing and delivered to Agent in substantially the form of EXHIBIT C-1.

     "BUSINESS DAY" means any day other than Saturday, Sunday, and any other day that commercial banks are authorized or obligated by Law to be closed in Texas.

     "CALENDAR MONTH" means that portion of a calendar month that occurs at any time from the date of this agreement to the Actual-Termination Date.

     "CASH-EQUIVALENT COLLATERAL" means any combination of the following have a total face amount of at least $1,000,000 on which valid Lender Liens have been created: (a) One or more certificates of deposit issued by any one or more Lenders; (b) cash deposited into a collateral account with Agent; or (c) any combination of Investments in obligations, with maturities of one year or less, issued or unconditionally guaranteed by (or issued by any of its agencies and backed by the full faith and credit of) the United States of America.

     "CLOSING DATE" means the date agreed to by Borrower and Agent for the initial Borrowing under this agreement, which date may not be (a) before the conditions precedent for the initial Borrowing have been satisfied or (b) if at all, later than April 15, 1997.

     "COLLATERAL" means Originator Collateral, Mortgage Collateral, Cash-Equivalent Collateral, and all other collateral defined in the Security Agreement.

     "COLLATERAL-DELIVERY NOTICE" means a notice executed by a Responsible Officer of Borrower delivering Collateral Documents and delivered to Agent in substantially the form of EXHIBIT C-2.

     "COLLATERAL DOCUMENTS" means the documents and other items described on
SCHEDULE 4.3 and required to be delivered to Agent under SECTION 4.3.

     "COMMITMENT" means, for any Lender, the amount stated beside its name and so designated on SCHEDULE 2 (as it may be amended under this agreement), as that amount may be canceled or terminated under this agreement.

     "COMMITMENT PERCENTAGE" means, at any time for any Lender, the proportion (stated as a percentage) that its Commitment bears to the total Commitments.

     "COMPANIES" means, at any time, Borrower and all of its Subsidiaries, if any, and "COMPANY" means each of them.

     "COMPLIANCE CERTIFICATE" means a certificate executed by a Responsible Officer of Borrower and delivered to Agent in substantially the form of EXHIBIT C-4 or C-5, as the case may be.

     "CONVENTIONAL LOAN" means a Mortgage Loan that (a) is not a FHA Loan or VA Loan but (b) complies with all applicable requirements for purchase under the FNMA or FHLMC standard form of conventional-mortgage-purchase contract.

     "CORRECTION PERIOD" means 14 calendar days for any Collateral Documents for any Mortgage Loan shipped under SECTION 4.6 for correction.

     "CURRENT FINANCIALS" means either (a) the Companies' Financials for the year ended March 31, 1996, and for the nine months ended December 31, 1996, or
(b) at any time after the Companies' annual Financials are first delivered under
SECTION 7.1, the Companies' annual Financials then most recently delivered to Agent and subsequent interim Financials then most recently delivered to Agent.

     "DEBT," for any Person and without duplication, means (a) all obligations required by GAAP to be classified upon that Person's balance sheet as liabilities, (b) liabilities secured (or for which the holder of the liabilities has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) obligations that under GAAP should be capitalized for financial reporting purposes, and (d) all guaranties, endorsements, and other contingent obligations with respect to Debt of others or in respect of any Employee Plan.

     "DEBTOR LAWS" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar Laws from time to time in effect and generally affecting creditors' Rights.

     "DEFAULT" is defined in SECTION 10.1.

     "DEFAULT PERCENTAGE" means, at any time for any Lender, the proportion (stated as a percentage) that its Principal Debt bears to the total Principal Debt.

     "DEFAULT RATE" means, for any day, an annual interest rate equal to the lesser of either (a) the Base Rate plus 4% or (b) the Maximum Rate.

     "DETERMINING LENDERS" means, at any time, any combination of Lenders whose
(a) Default Percentages total at least 66 2/3% at any time on or after the Actual-Termination Date, or (b) Commitment Percentages total at least 66 2/3% at all other times.

     "DISTRIBUTION" -- with respect to any shares of any capital stock or other equity securities issued by a Person -- means (a) the retirement, redemption, purchase, or other acquisition for value of those securities, (b) the declaration or payment of any dividend with respect to those securities, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

     "DRY BORROWING" means a Borrowing for which all of the Collateral Documents have been delivered to Agent in accordance with SECTION 4.3.

     "EBITDA" for any period and any Person:

          (a) Means the sum (without duplication) of the following for that Person and for that period taken as a single-accounting period: (i) Net Income; minus (ii) extraordinary gains; plus (iii) extraordinary losses; plus (iv) to the extent included in determining Net Income (A) income Taxes, (B) Interest Expense, (C) depreciation, and (D) amortization; and

          (b) Unless otherwise specified, is determined (i) for a period of four-consecutive-fiscal quarters of that Person taken as a single-accounting period, and (ii) exclusive of the EBITDA of any entity (A) before it became a Subsidiary of that Person or transferred substantially all of its assets to that Person or (B) after it is directly or indirectly disposed of by that Person.

     "ELIGIBLE-B/C LOAN" is defined in SCHEDULE 4.1.

     "ELIGIBLE-MORTGAGE COLLATERAL" means, at any time, all Eligible-Mortgage Loans and all Eligible-Mortgage Securities.

     "ELIGIBLE-MORTGAGE LOAN" means, at any time, a Mortgage Loan for which the applicable conditions for eligibility described in SCHEDULE 4.1 are satisfied and which may under SECTION 4.1 be included in the Borrowing Base.

     "ELIGIBLE-MORTGAGE SECURITY" means, at any time, a Mortgage Security for which the applicable conditions for eligibility described in SCHEDULE 4.1 are satisfied and which may under SECTION 4.1 be included in the Borrowing Base.

     "ELIGIBLE-ORIGINATOR LOAN" is defined in SCHEDULE 4.1.

     "ELIGIBLE-SECOND-LIEN LOAN" is defined in SCHEDULE 4.1.

     "EMPLOYEE PLAN" means an employee-pension-benefit plan covered by Title IV of ERISA and established or maintained by any Company.

     "ENVIRONMENTAL LAW" means any Law that relates to the pollution or protection of the environment or to Hazardous Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA AFFILIATES" means Borrower and every trade or business (whether or not incorporated) that, together with any Company, would be treated as a single-employer under (S) 4001 of ERISA.

     "FED-FUNDS RATE" means, for any day, the annual interest rate (rounded upwards, if necessary, to the nearest 0.01%) determined by Agent to be either
(a) the weighted average of the rates on overnight-federal-funds transactions with member banks of the Federal Reserve System arranged by federal-funds brokers for that day (or, if not a Business Day on the preceding Business Day) as published by the Federal Reserve Bank of New York (as published by Knight-Ridder, page 73, utilizing the Fed-Effective Rate), or (b) if not so published for any day, the average of the quotations for that day on those transactions received by Agent from three federal-funds brokers of recognized standing it may select.

     "FHA" means the Federal Housing Administration within the United States Department of Housing and Urban Development.

     "FHA LOAN" means a Mortgage Loan which is either (a) fully or partially insured by FHA under the National Housing Act or Title V of the Housing Act of 1949, (b) subject to a current, binding, and enforceable commitment issued by FHA for that insurance, or (c) eligible for direct endorsement under the FHA Direct Endorsement Program.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FINANCIALS" means balance sheets, profit and loss statements, statements of cash flow, and any other financial statements, reports, or information specified by any Lender.

     "FNMA" means the Federal National Mortgage Association.

     "FUNDING ACCOUNT" means a non-interest bearing deposit account that is (a) established by Borrower for the deposit of Borrowings and (b) styled and numbered "Pioneer Commercial Funding Corp. Funding Account" Account
No. 1825160334.

     "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

     "GNMA" means the Government National Mortgage Association.

     "HAZARDOUS SUBSTANCE" means any substance (a) the presence of which requires removal, remediation, or investigation under any Environmental Law, or
(b) that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law.

     "INTEREST EXPENSE" means -- for any Person, for any period, and without duplication -- all interest on Debt, whether paid in cash or accrued as a liability and payable in cash during any subsequent period (including the interest component of leases that should be capitalized on a balance sheet), as determined by GAAP, and premium or penalty for repayment, redemption, or repurchase of debt.

     "INVESTMENT" means, in respect of any Person, any loan, advance, extension of credit, or capital contribution to that Person, any investment in that Person, or any purchase or commitment to purchase any equity securities or Debt issued by that Person or substantially all of the assets or a division or other business Unit of that Person.

     "IRC" means the Internal Revenue Code of 1986.

     "JUMBO LOAN" means a Mortgage Loan (other than a FHA Loan or VA Loan) that complies with all applicable requirements for purchase under either the FNMA or FHLMC standard form of conventional mortgage purchase contract then in effect or otherwise meets or exceeds the requirements of any other applicable Approved Investor except that the amount of it exceeds the maximum loan amount under those requirements.

     "JUMBO SUBLIMIT," at any time, means (a) for all Jumbo Loans, 10% of the total Commitments, and (b) for any Jumbo Loan in excess of $450,000 only the first $450,000 except that Agent may grant exceptions to this CLAUSE (B) upon request by Borrower on a case-by-case basis, and in Agent's absolute discretion.

     "LAWS" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Tribunal.

     "LENDER LIEN" means any present or future first-priority Lien securing the Obligation and assigned, conveyed, and granted to or created in favor of Agent for the benefit of Lenders under the Loan Documents.

     "LENDERS" means (a) the financial institutions named on the attached
SCHEDULE 2 or on the most recently amended SCHEDULE 2, if any, prepared by Agent under this agreement, and (b) subject to this agreement, their respective successors and permitted assigns, but (c) not any Participant who is not otherwise a party to this agreement.

     "LENDERS' AGREEMENT" means the Lenders' Agreement, if any, executed by Agent and Lenders in connection with this agreement.

     "LIEN" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

     "LITIGATION" means any action by or before any Tribunal.

     "LOAN DOCUMENTS" means (a) this agreement, certificates and reports delivered under this agreement, and exhibits and schedules to this agreement,
(b) all agreements, documents, and instruments in favor of Agent or Lenders (or Agent on behalf of Lenders) ever delivered under this agreement or otherwise delivered in connection with any of the Obligation, (c) the Lenders' Agreement, if any, and (d) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

     "MARKET VALUE" means, at any time (a) for Mortgage Loans -- except as provided in clause (b) below -- a market value based upon the then-most recent posted net yield for 30-day mandatory future delivery furnished by FNMA and published and distributed by Telerate Mortgage Services or (if that posted net yield is not available from Telerate Mortgage Services) obtained by Agent from FNMA, (b) for Jumbo Loans or any other Mortgage Loan when the posted rate is not available from FNMA, the value determined in good faith by Agent, and (c) for Mortgage Securities, the applicable Take-Out Prices, as detailed in the then most-recent Take-Out Report delivered by Borrower under this agreement of all Take-Out Commitments relating to Mortgage Securities.

     "MATERIAL-ADVERSE EVENT" means any circumstance or event that, individually or collectively, is reasonably expected to result in any (a) impairment of Borrower's ability to perform any of its payment or other material obligations under any Loan Document or Agent's or any Lender's ability to enforce any of those obligations or any of its Rights under any Loan Document, (b) material-adverse effect on Borrower's individual financial condition or the Companies' consolidated financial condition represented to Lenders in the Current Financials most recently delivered to Lenders as of the Closing Date (c) material-adverse effect on any Collateral, or (d) Default.

     "MAXIMUM AMOUNT and MAXIMUM RATE" respectively mean, for any day and for any Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Law, the Lender is permitted to contract for, charge, take, reserve, or receive on its portion of the Obligation.

     "MORTGAGE COLLATERAL" means all Mortgage Loans, Mortgage Securities, and related Collateral Documents offered as Collateral under an Originator Loan Agreement and the Loan Documents.

     "MORTGAGE LOAN" means a loan that is not a construction or non-residential commercial loan, is evidenced by a valid promissory note, and is secured by a mortgage, deed of trust, or trust deed that grants a perfected first- or second-priority Lien on the residential-real property.

     "MORTGAGE SECURITY" means a security (in respect of an underlying pool of related Mortgage Loans) that provides for payment by the issuer to the holder of specified principal installments and a fixed-interest rate on the unpaid balance, with all prepayments being passed through to the holder, and is issued in certificate or book-entry form.

     "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in (S)(S) 3(37) or 4001(a)(3) of ERISA or (S) 414(f) of the IRC to which any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

     "NET INCOME" means, for any Person and for any period, the amount that should in accordance with GAAP be reflected on that Person's income statement as net income for that period after deduction of any minority interests.

     "NOTE" means a promissory note executed and delivered by Borrower, payable to a Lender's order, in the stated principal amount of its Commitment and substantially in the form of EXHIBIT A.

     "OBLIGATION" means all (a) present and future indebtedness, obligations, and liabilities of Borrower or any Guarantor to Agent or any Lender and related to any Loan Document, whether principal, interest, fees, costs, attorneys' fees, or otherwise, (b) amounts that would become due but for operation of 11 U.S.C.
(S)(S) 502 and 503 or any other provision of Title 11 of the United States
Code, (c) pre- and post-maturity interest on any of the foregoing, including, without limitation, all post-petition interest if any Company voluntarily or involuntarily files for protection under any Debtor Law, and (d) all renewals, extensions, and modifications of any of the foregoing.

     "ORIGINATOR" means any Person who originates and acquires Mortgage Loans and markets and sells then in the secondary market.

     "ORIGINATOR COLLATERAL" means all Originator Documents offered as Collateral under the Loan Documents.

     "ORIGINATOR DOCUMENTS" means for any Approved Originator, its Originator Loan Agreement and the documents and items described on SCHEDULE 4.3 and required to be delivered to Agent under SECTION 4.3.

     "ORIGINATOR LOAN AGREEMENT" means a loan agreement between Borrower and an Approved Originator under which, among other things (a) Borrower provides financing to that Approved Originator for its Mortgage Loan origination and acquisition until those Mortgage Loans are sold in the secondary market, and (b) that Approved Originator grants to Borrower first-priority Liens upon, among other things, the Mortgage Collateral delivered to or for Borrower by or for that Approved Originator.

     "PARTICIPANT" is defined in Section 11.13.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PERMITTED DEBT" means Debt described on SCHEDULE 8.1.

     "PERMITTED LIENS" means Liens described on SCHEDULE 8.2.

     "PERMITTED INVESTMENTS" means Investments described on SCHEDULE 8.3.

     "PERSON" means any individual, entity, or Tribunal.

     "POTENTIAL DEFAULT" means the occurrence of any event or existence of any circumstance that would (upon notice, time lapse, or both) become a Default.

     "PRINCIPAL DEBT" means, at any time, the outstanding principal balance of all Borrowings.

     "PURCHASER" is defined in SECTION 11.14

     "REGULATION U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. PART 221.

     "RELEASE REQUEST" means a Release Request executed and delivered by a Responsible Officer of Borrower requesting the release of Collateral to Agent in substantially the form of EXHIBIT B-8.

     "REPRESENTATIVES" means representatives, officers, directors, employees, attorneys, and agents.

     "RESPONSIBLE OFFICER" means the chairman, president, vice president, chief executive officer, chief financial officer, or any other officer designated as a "Responsible Officer" by any of the above in writing to Agent.

     "RIGHTS" means rights, remedies, powers, privileges, and benefits.

     "SECOND-LIEN BORROWING" means a Borrowing that is subject to the B/C-Second-Lien Sublimit and supported by the Borrowing Base for Eligible-Second-Lien Loans.

     "SECURITY AGREEMENT" means the Security Agreement executed by Borrower and Agent in substantially the form of EXHIBIT B-I.

     "SETTLEMENT ACCOUNT" means a non-interest bearing deposit account that is
(a) established by Borrower with Agent for the deposit of payments from investors in or the settlement of Mortgage Collateral and for the deposit of payments on the Obligation and (b) styled and numbered "Pioneer Commercial Funding Corp. Settlement Account," Account No. 1825160375.

     "SHIPPING PERIOD" means 45 calendar days for the Collateral Documents for any Mortgage Loan shipped to or for an investor under SECTION 4.5.

     "SHIPPING REQUEST" means a Shipping Request executed and delivered by a Responsible Officer of Borrower requesting the shipment of Collateral to Agent in substantially the form of EXHIBIT B-4

     "SOLVENT" means, for any Person, that (a) the fair-market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

     "STATED-TERMINATION DATE" means March 30, 1998.

     "SUBORDINATED DEBT" means, at any time Debt of any Company that (a) is subject to subordination, payment blockage, and standstill provisions acceptable to Determining Lenders in their sole discretion and (b) does not have any scheduled or mandatory principal or sinking fund payment due before one year after the then-effective Stated-Termination Date.

     "SUBSIDIARY" of any Person means any entity of which at least 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person.

     "TAKE-OUT COMMITMENT" means a binding commitment from an Approved Investor to purchase Mortgage Collateral, acceptable in form and substance to Agent, in favor of Borrower, with respect to which there is no condition which cannot be reasonably anticipated to be satisfied or complied with before its expiration.

     "TAKE-OUT PRICE" means, at any time, the amount described and calculated as provided on SCHEDULE 4.2.

     "TAXES" means for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

     "THREE-PARTY AGREEMENT" means a Three-Party Agreement entered into between Agent, Borrower, and an Approved Originator substantially in the form of Exhibit B-3.

     "TRIBUNAL" means any (a) local, state, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

     "TRUST RECEIPT" means a Trust Receipt and Agreement executed and delivered by Borrower requesting the return of Collateral to Agent in substantially the form of Exhibit B-7.

     "UCC" means the Uniform Commercial Code as enacted in Texas or other applicable jurisdictions.

     "VA" means the Department of Veteran's Affairs.

     "VA LOAN" means a Mortgage Loan either (a) full or partial payment of which is guaranteed by VA under the Servicemen's Readjustment Act of 1944 or Chapter 37 of Title 38 of the United States Code, (b) for which VA has issued a current binding and enforceable commitment for such a guaranty, or (c) which is subject to automatic guarantee by VA, which in each case, the applicable guaranty, commitment to guarantee, or automatic guaranty is for the maximum amount permitted by Law.

     "WET BORROWING" means a Borrowing for which all of the Collateral Documents have not been delivered to Lender in accordance with Section 4.3.

     "WET PERIOD" means five Business Days for the Collateral Documents for any Mortgage Loan that supports a Wet Borrowing.

     "WET SUBLIMIT" means, at any time, a percentage of the total Commitments, which percentage is (a) 30% for the first four and last three Business Days of each Calendar Month, and (b) 20% at all other times.

     "WIRE INSTRUCTIONS" mean, for any Person, the information for wire transfers of funds to that Person, which (until changed by written notice to all other parties to this agreement) are stated for (a) Borrower and Agent, beside their names on the signature pages below, and (b) each Lender, beside its name on Schedule 2.

     1.2  TIME REFERENCES.  Unless otherwise specified, in the Loan Documents
          ---------------
(a) time references (e.g., 10:00 a.m.) are to time in Dallas, Texas, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

     1.3  OTHER REFERENCES.  Unless otherwise specified, in the Loan Documents
          ----------------
(a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) where appropriate, words include their respective cognate expressions, (c) heading and caption references may not be construed in interpreting provisions, (d) monetary references are to currency of the United States of America, (e) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (f) references to "telecopy," "facsimile," or "fax" are to facsimile or telecopy transmissions, (g) the term "including" means including without limiting the generality of any description preceding that term, (h) references to "writing" include printing, typing, lithography, and other means of reproducing words in a tangible, visible form, (i) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (j) references to any Tribunal include any Person succeeding to its relevant function, (k) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (l) references to any Loan Document or other document include (to the extent not prohibited by the terms of the Loan Documents) every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

     1.4  ACCOUNTING PRINCIPLES. Unless otherwise specified, in the Loan
          ---------------------
Documents (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (d) all accounting and financial terms and compliance with reporting and financial covenants must be on a consolidated basis, if applicable.

SECTION 2.  BORROWING PROVISIONS.
            ---------------------

     2.1  BORROWINGS.  Borrowings may be made under the Loan Documents on a
          ----------
revolving basis subject to the following conditions and all other conditions of the Loan Documents.

     . The total Principal Debt of Borrowings may never exceed the lesser of either (a) the total Commitments or (b) the Borrowing Base.

     . The total Principal Debt of Wet Borrowings may never exceed the Wet Sublimit.

     . The total Principal Debt of all B/C Borrowings may never exceed the lesser of either (i) the Borrowing Base for Eligible-B/C Loans or
           (ii) the sum of the B/C-Second-Lien Sublimit (as adjusted pursuant to Schedule 4.2) minus the total Principal Debt of all Second-Lien Borrowings.

     . The total Principal Debt of all Second-Lien Borrowings may never exceed the lesser of either (i) the Borrowing Base for Eligible-Second-Lien Loans or (ii) the sum of the B/C-Second-Lien Sublimit (as adjusted pursuant to Schedule 4.2) minus the total Principal Debt of all Second-Lien Borrowings.

     . No Borrowing may be made on a day that is not a Business Day or on or after the Actual-Termination Date.

     2.2  BORROWING REQUEST. Borrower may only request a Borrowing by timely
          -----------------
delivering to Agent a Collateral-Delivery Notice and all required Originator Documents and Collateral Documents under Section 4.3 and by delivering to Agent a Borrowing Request for the Borrowing before noon on the Borrowing Date for it. A Borrowing Request is irrevocable and binding on Borrower when delivered. Agent shall use its best efforts to promptly send a copy of it to each Lender by fax and confirm it by telephone.

     2.3  FUNDINGS.
          --------

           (a) REMITTANCE BY LENDERS. Each Lender shall remit its Commitment
               ---------------------
     Percentage of any Borrowing requested in a Borrowing Request to Agent's principal office in Dallas, Texas, by wire transfer according to Agent's Wire Instructions, in funds that are available for immediate use by Agent by 11:00 a.m. on the Borrowing Date.

           (b) FUNDING BY AGENT.  Subject to receipt of those funds, Agent shall
               ----------------
     on the Borrowing Date (unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrower or waived by the requisite Lenders) either deposit those funds into the Funding Account for a Dry Borrowing or wire transfer those funds in accordance with the Borrowing Request for a Wet Borrowing.

           (c) NON-REMITTANCE. Absent contrary written notice from a Lender
               --------------
     received by Agent by 12:00 Noon on the Borrowing Date, Agent may assume that each Lender has made its Commitment Percentage of a Borrowing under a Borrowing Request available to Agent on the Borrowing Date and may (but is not obligated to) make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of that Borrowing available to Agent on the Borrowing Date (whether because of that Lender's default, because that Lender is not open for business on that Business Day, or otherwise) then Agent may recover that amount on demand (i) from that Lender, together with interest at the Fed-Funds Rate plus 1.50%, during the period from the Borrowing Date to the date Agent recovers that amount from that Lender (which payment is then deemed to be that Lender's Commitment Percentage of that Borrowing) or (ii) if that Lender fails to pay that amount upon demand, then from Borrower if applicable, together with interest at an annual interest rate equal to the rate applicable to the requested Borrowing during the period from the Borrowing Date to the date Agent recovers that amount from Borrower. Notwithstanding these provisions, each Lender remains obligated to lend its Commitment Percentage of that Borrowing, assumes the credit risk for that amount when the Borrowing is made available to or for Borrower, and -- after Agent has recovered the amount of interest provided for in clause (i) above -- is entitled to interest on that amount from the Borrowing Date.

           (d) OTHER LENDERS. Although no Lender is responsible for the failure
               -------------
     of any other Lender to make its Commitment Percentage of any Borrowing, that failure does not excuse any other Lender from making its Commitment Percentage of that Borrowing.

     2.4  WET-BORROWING PROCEDURES.  The conditions and procedures of Section
          ------------------------
2.2 and Section 2.3 apply to Wet Borrowings except as follows:

           (a) COLLATERAL DOCUMENTS. A Wet Borrowing may be funded before
               --------------------
     delivery to Agent of all of the required Collateral Documents for the Eligible-Mortgage Loans supporting that Wet Borrowing. The Collateral-Delivery Notice delivered to Agent for a Wet Borrowing may be sent to Agent by fax but must identify and describe each Mortgage Loan that supports that Wet Borrowing and the amount of the Borrowing Base applicable to it. By delivering the Collateral-Delivery Notice, Borrower confirms its grant under this agreement of Lender Liens (from the Borrowing Date for each Wet Borrowing) on each Collateral Document offered as Collateral in that Col1ateral-De1ivery Notice that is perfected subject to the delivery of the related promissory notes for those Mortgage Loans to Agent or its bailee.

           (b) FUNDING BY AGENT. Agent shall make the funds available to
               ----------------
     Borrower by 12:00 Noon on the Borrowing Date by wire transferring these funds in accordance with the Borrowing Request or by depositing these funds into the Funding Account.

     2.5  TERMINATIONS.  The total Commitments automatically terminate on the
          ------------
Stated-Termination Date. After giving written and irrevocable notice to Agent and each Lender at least five Business Days before the effective date of any termination, Borrower may fully or partially terminate the Commitments before the Stated-Termination Date ratably in accordance with each Lender's Commitment Percentage. Once terminated, no part of any Commitment may be reinstated except by an amendment to this agreement.

SECTION 3.  PAYMENT TERMS.
---------   -------------

     3.1  NOTES.  The Principal Debt and interest on it are evidenced by the
          -----
Notes. Notwithstanding any sale of participating interests under Section 11.13 or any contrary notice, Borrower and Agent may deem and treat each Lender as the absolute owner of its respective Note for all purposes.

     3.2  Payment Procedures.

          (a) PAYMENTS. Borrower shall make each payment and prepayment on the
              --------
     Obligation to Agent, on behalf of Lenders, in accordance with Agent's Wire Instructions in funds that are available for immediate use by Agent. Payments that are received by 4:00 p.m. on a Business Day are deemed received on that Business Day. Payments that are received after 4:00 p.m. on a Business Day are deemed received on the next Business Day. Subject to
     Section 3.7(f), applicable interest continues to accrue through the calendar day immediately before the Business Day on which the payment is deemed received. No Lender directly invoices Borrower for (and only Agent invoices Borrower for) interest under the Loan Documents.

          (b) DISTRIBUTIONS. When received under clause (a) above, Agent shall
              -------------
     distribute each payment to each Lender (in accordance with Section 3.5 and each Lender's Wire Instructions) reasonably promptly after receipt but by no later than 5:00 p.m. on the Business Day the payment is deemed to be received by Agent under clause (a) above. If Agent fails to distribute any payment to any Lender as required by this clause, then Agent shall pay to that Lender on demand interest on that payment, from the date due under this clause until paid, at an annual interest rate equal from day to day to the Fed-Funds Rate.

     3.3  SCHEDULED PAYMENTS. Borrower shall pay (a) interest on the 15th day of
          ------------------
each Calendar Month (commencing on the first such date after the Closing Date) as it accrued through the last day of the preceding Calendar Month, and (b) the Principal Debt and all accrued and unpaid interest on the Actual-Termination Date.

     3.4  PREPAYMENTS. Borrower (a) shall, on demand when any Borrowing Excess
          -----------
exists, prepay the appropriate Principal Debt or take any other actions in accordance with this agreement necessary to eliminate the Borrowing Excess, and
(b) may otherwise voluntarily prepay any of the Obligation at any time without premium or penalty.

     3.5  ORDER OF APPLICATION.  All payments and proceeds (whether voluntary,
          --------------------
involuntary, through the exercise of any Right of set-off or other Right, realization against any Collateral, or otherwise) shall be applied in the following order:

          (a) NO DEFAULT. While no Default exists (i) all payments of regularly
              ----------
     scheduled interest shall be applied to accrued and unpaid interest on the Obligation, payable ratably to Lenders in the proportion that the amount of interest owed to each Lender bears to the total of all interest owed to all Lenders, (ii) all payments and proceeds from the sale or other disposition of Collateral shall be applied to Principal Debt, payable ratably to each Lender in accordance with its Commitment Percentage, and (iii) all other payments and proceeds as Borrower directs.

          (b) DEFAULT. While a Default exists, in the following order and
              -------
     manner:

               (i) All costs and expenses incurred by Agent in connection with its duties under the Loan Documents (including, without limitation, fees and expenses paid by Agent to any servicing companies retained by Agent to assist it in servicing any Collateral required to be serviced, to any attorneys, or to any agents) that have not been reimbursed by Lenders, together with interest at the Default Rate, payable solely to Agent.

               (ii) All costs and expenses incurred by any Lender in connection with the Loan Documents that are reimbursable to it under the Loan Documents and all amounts paid by that Lender to Agent as a reimbursement to it of costs and expenses incurred by Agent in connection with its duties under the Loan Documents (together with interest at the Default Rate), payable ratably to Lenders in the proportion that each Lender's share of those costs and expenses bears to the total of those costs and expenses for all Lenders.

               (iii) Accrued and unpaid interest on the Obligation, payable ratably to Lenders in the proportion that the amount of interest owed to each Lender bears to the total of all interest owed to all Lenders.

               (iv) Principal Debt, payable ratably to each Lender in accordance with its Default Percentage, applied first to Wet Borrowings, then to Second-Lien Borrowings, then to B/C Borrowings, and then to other Borrowings.

               (v) All other portions of the Obligation, payable ratably to Lenders in the proportion that each Lender's share of those amounts bears to the total of those amounts for all Lenders.

               (vi) Either (i) to Borrower or to its successors or assigns on their behalf, to be divided between them as they may agree, or (ii) as a court of competent jurisdiction may direct.

     3.6  SHARING.  If any Lender obtains any amount (whether voluntary,
          -------
involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under Section 10.3) that exceeds the portion of that amount it is otherwise entitled under the Loan Documents to receive, then that Lender shall purchase from the other Lenders participations that result in the purchasing Lender's sharing the excess amount ratably with each Lender in accordance with the portion it is entitled to receive under the Loan Documents. If all or any of that excess amount is subsequently recovered from that purchasing Lender, then the purchase of participations in it is automatically rescinded and the purchase price restored to that purchasing Lender to the extent of the recovery. Any Lender purchasing a participation from another Lender under this section may, to the extent lawful, exercise all of its Rights of payment

(including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Borrower in the amount of that participation.

     3.7  INTEREST RATES.
          --------------

          (a) NON-DEFAULT RATE. Subject to clause (b) below, all Principal Debt
              ----------------
     bears an annual interest rate equal to the lesser of either the Maximum Rate or the Average-Adjusted-Base Rate for that Calendar Month.

          (b) DEFAULT RATE. All past-due Principal Debt and past-due interest
              ------------
     on it bears interest at the Default Rate from the date due (stated or by acceleration) until paid, whether or not payment is before or after entry of a judgment.

          (c) RATE CHANGES.  Each change in the Base Rate, Fed-Funds Rate, and
              ------------
     the Maximum Rate is effective upon the effective date of change without notice to Borrower or any other Person.

          (d) CALCULATIONS. Interest is calculated on the basis of actual days
              ------------
     (including the first but excluding the last) over a 360-day year, unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest is calculated on the basis of the actual days in that year.

          (e) RECAPTURE. If the designated interest rate applicable to any
              ---------
     Borrowing exceeds the Maximum Rate, the interest rate on that Borrowing is limited to the Maximum Rate. However, any subsequent reductions in the designated rate shall not become effective until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference of (i) the lesser of either the amount of interest that would have accrued if the designated rates had always been in effect or the amount of interest that would have accrued if the Maximum Rate had always been in effect, minus (ii) the amount of interest actually paid or accrued on the Notes.

          (f) MAXIMUM RATE. Regardless of any Loan Document provision, no
              ------------
     Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any of the Obligation any amount in excess of the Maximum Rate. If a Lender ever does so, then any excess is treated as a partial prepayment of principal, and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the extent lawful (i) treat all Borrowings as but a single extension of credit, (ii) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (iii) exclude voluntary prepayments and their effects, and (iv) amortize, prorate, allocate, and spread the total amount of interest throughout the full-contemplated term of the Obligation. However, if the Obligation is paid in full before the end of that full-contemplated term and the interest received for the Obligation's actual period of existence exceeds the Maximum Amount, then Lenders shall refund any excess without being subject to any penalties provided by any Laws. If Texas Laws are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "indicated rate ceiling" from time to time in effect under Article 1.04, Title 79, Texas Revised Civil Statutes. Chapter 15, Subtitle 79, Texas Revised Civil

     Statutes, 1925 (which regulates certain revolving credit loan accounts and revolving triparty accounts), does not apply to the Obligation.

     3.8  CAPITAL ADEQUACY. If (a) any change after the date of this agreement
          ----------------
in any present Law or any future Law regarding capital adequacy or compliance by any Lender with any request, directive, or requirement now or in the future imposed by any Tribunal regarding capital adequacy or any change in the risk category of this transaction reduces the rate of return on its capital as a consequence of its obligations under this agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (b) that Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate stating in reasonable detail the calculation of the amount necessary to compensate it (which certificate is presumed correct), and Borrower shall pay that amount to that Lender within ten days after demand. This section survives the full satisfaction of the Obligation and termination of the Loan Documents, and release of Lender Liens.

     3.9  FOREIGN LENDERS, PARTICIPANTS, AND PURCHASERS.  Each Lender,
          ---------------------------------------------
Participant (by accepting a participation interest under this agreement), and Purchaser (by executing an Assignment) that is not organized under the Laws of the United States of America or one of its states (a) represents to Agent and Borrower that (i) no Taxes are required to be withheld by Agent or Borrower with respect to any payments to be made to it in respect of the Obligation and (ii) it has furnished to Agent, Borrower, two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other form acceptable to Agent that entitles it to exemption from U.S. federal withholding Tax on all interest payments under the Loan Documents, and (b) covenants to (i) provide Agent and Borrower a new Form 4224, Form 1001, Form W-8, or other form acceptable to Agent upon the expiration or obsolescence of any previously delivered form according to Law, duly executed and completed by it, and (ii) comply from time to time with all Laws with regard to the withholding Tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower and Agent (without duplication) may deduct and withhold from interest payments under the Loan Documents United States federal income Tax at the full rate applicable under the IRC.

     3.10 FEES.  The following fees are not compensation for the use, detention,
          ----
or forbearance of money, are in addition to and not in lieu of interest and expenses otherwise described in the Loan Documents, are non-refundable, bear interest if not paid when due at the Default Rate, and are calculated on the basis of actual days (including the first but excluding the last) elapsed over a year of 360 days (or actual days during that year, if the calculation would otherwise result in exceeding the Maximum Amount and the payment were deemed to be interest notwithstanding the above provisions to the contrary).

          (a) CUSTODIAL FEES. On the fifth day of each Calendar Month, Borrower
              --------------
     shall pay to Agent (for its sole account) custodial fees for the preceding Calendar Month determined on the basis of the number of Mortgage Loans and Mortgage Securities that are Collateral during that Calendar Month based on the following scale:

                         ========================
                          NUMBER     PER ITEM FEE
                         ========================

                         Up to 250        $17.50
                         Up to 500        $15.00
                         More than 500    $12.50
                         ========================

           (b) COMMITMENT. In advance on the date of this agreement and on the
               ----------
     first day of each ensuing calendar quarter until the Commitments have been fully terminated, Borrower shall pay to Agent a commitment fee for the account of all Lenders. When received, Agent shall pay to each Lender that Lender's Commitment Percentage of that fee less the applicable portion of that fee accruing for any period before that Lender became a Lender. Each payment of that fee is calculated for the period from the first day of the preceding calendar quarter (or, in the case of the first such payment, the date of this agreement) to and including the last day of the calendar quarter. The amount of that fee for that period is the product of (i) 0.25% (divided by four) times (ii) the Commitments for all Lenders as of the first day of that period.

SECTION 4.  COLLATERAL PROCEDURES.
---------   ---------------------

     4.1  ELIGIBLE COLLATERAL. The requirements for Mortgage Collateral to
          -------------------
constitute Eligible-Mortgage Loans or Eligible-Mortgage Securities and be included in the Borrowing Base are listed on SCHEDULE 4.1. If at any time any item of Mortgage Collateral ceases to meet those requirements, then that item is automatically excluded from all calculations of the Borrowing Base.

     4.2  BORROWING BASE.  The elements for calculating the Borrowing Base
          --------------
are listed on SCHEDULE 4.2. By 12:00 Noon on the date of any Borrowing, any payment of Principal Debt, or removal of any Collateral, Agent shall deliver to Borrower and Lenders a Borrowing-Base Report prepared on the basis of the information provided by Borrower in the most recent Take-Out Report and other information then available to Agent as provided in this agreement.

     4.3  COLLATERAL DELIVERY.  Borrower must comply with all the required
          -------------------
procedures in SCHEDULE 4.3 for Mortgage Collateral offered in connection with this agreement by no later than 10:00 a.m. on the Borrowing Date for Collateral supporting any new Borrowing.

     4.4  BAILEE AND AGENT. Agent and Lenders appoint each Approved Originator
          ----------------
as their (a) special agent for the sole and limited purpose of obtaining and maintaining Appraisals for Mortgage Loans as required by the Loan Documents and
(b) bailee to (i) hold in trust for Agent (A) the original recorded copy of the mortgage, deed of trust, or trust deed securing each Mortgage Loan, (B) a mortgagee policy of title insurance (or binding unexpired and unconditional commitment to issue such insurance if the policy has not yet been delivered to such Approved Originator) insuring such Approved Originator's perfected, first priority Lien (or second-priority Lien with respect to Second-Lien Borrowings) created by that mortgage, deed of trust, or trust deed, and (C) all other original documents, including any undelivered Take-Out Commitments, promissory notes, and Mortgage Securities, (ii) specifically identify those items in the appropriate Collateral-Delivery Notice, and (iii) deliver to Agent any of the foregoing items as soon as reasonably practicable upon Agent's request.

     4.5   SHIPMENT FOR SALE.
           -----------------

           (a) SHIPMENT OF COLLATERAL. If no Default, Potential Default, or
               ----------------------
     Borrowing Excess exists and if shipment would not result in any Approved Investor (other than FNMA, FHLMC, and GNMA, or any other investor that Agent has approved in writing) or its servicers and custodians holding Collateral Documents for Mortgage Loans with more than a total $2,500,000 face amount, then Borrower may (by a Shipping Request delivered to Agent by 11:00 a.m. on the

     Business Day immediately preceding the requested shipping date) request Agent to ship Collateral Documents to an Approved Investor or its servicer or custodian for purchase or pooling of the related Mortgage Loans. If Agent has no actual knowledge that any of the above conditions have not been satisfied, then Agent shall use its best efforts to ship the Collateral Documents it holds for those Mortgage Loans to that Approved Investor or its servicer or custodian under the appropriate Bailee Letter by the end of the Business Day following the date of receipt of the applicable Shipping Request.

           (b) INELIGIBLE COLLATERAL. Collateral shipped under CLAUSE (A) above,
               ---------------------
     unless returned to Agent, ceases to be Eligible-Mortgage Collateral (i) to the extent that Collateral Documents for Mortgage Loans with more than a total face amount of $2,500,000 are held by or for any Approved Investor (other than FNMA, FHLMC, and GNMA or any other investor that Agent has approved in writing), and (ii) upon the earlier of either the release of the Lender Liens in that Collateral under CLAUSE (C) below or the expiration of the Shipping Period for that Collateral.

           (c) RELEASE OF LIENS. The Lender Liens on any Collateral shipped
               ----------------
     under CLAUSE (A) above continues on that Collateral until either (i) Agent receives payment in the Settlement Account in an amount at least equal to the greater of (1) the price paid by the purchaser for each Eligible-Mortgage Loan so sold or (2) the full amount of the Borrowings made with respect to those Eligible-Mortgage Loans, or (ii) in the case of Mortgage Loans being sold or exchanged for Mortgage Securities, Eligible-Mortgage Securities are delivered to or for Agent in accordance with SCHEDULE 4.3 and other applicable provisions of the Loan Documents and become Collateral under this agreement for all purposes.

           (d) CERTAIN CREDITS. Neither Agent nor any Lender is obligated at any
               ---------------
     time to credit Borrower (or any Approved Investor) for any amounts due from any purchase of any Mortgage Collateral contemplated under this agreement until Agent has actually received immediately available funds for that Mortgage Collateral in the amount required under this agreement. Neither Agent nor any Lender is obligated at any time to collect any amounts or otherwise enforce any obligations due from any purchaser in respect of any such purchase.

     4.6  SHIPMENT FOR CORRECTION. If no Default, Potential Default, or
          -----------------------
Borrowing Excess exists or occurs as a result of the shipment and if shipment would not result in any Collateral Documents for Mortgage Loans with more than a total face amount of $500,000 being outstanding for correction, then Borrower may (by a Trust Receipt delivered to Agent) request that Agent ship to Borrower the entire mortgage loan file of Collateral Documents for any Mortgage Loan so that certain of those Collateral Documents may be corrected or replaced for clerical or other non-substantive mistakes. If Agent has no actual knowledge that any of the above conditions have not been satisfied, then and subject to the limitations below, then Agent shall use its best efforts to ship to Borrower the entire mortgage loan file of Collateral Documents to be corrected or replaced by the end of the Business Day following the date of receipt of the applicable Trust Receipt. Borrower shall re-deliver to Agent the corrected Collateral Documents (meeting the requirements of SCHEDULE 4.3) before the expiration of the Correction Period for that Collateral. Collateral shipped under this section, unless returned to Agent, ceases to be Eligible-Mortgage Collateral (a) to the extent that Collateral Documents for Mortgage Loans with more than a total face amount of $500,000 are outstanding for correction at any time and (b) upon the expiration of the Correction Period for that Collateral. The Lender Liens on any Collateral shipped under this section continue in full force and effect.

      4.7  RELEASE OF COLLATERAL.
           ----------------------

           (a) EXCESS COLLATERAL. If no Default or Potential Default exists and
               -----------------
     no Borrowing Excess exists or would occur (after taking into account any corresponding payment on the Obligation) as a result of the release, Borrower may (by a Release Request delivered to Agent by 11:00 a.m. on the Business Day of the release) request that Agent release the Lender Liens on any Collateral.

           (b) SATISFACTION OF OBLIGATION. If the Obligation is fully paid and
               --------------------------
     performed and all commitments by each Lender to extend credit under the Loan Documents are terminated or canceled, Borrower may (by written request to Agent) request that Agent release the Lender Liens on all of the Collateral, return to Borrower or its designee all Collateral Documents then held by Agent, and execute a release of any financing statements or other documents filed or recorded to perfect the Lender Liens.

           (c) RELEASES. If Agent has no actual knowledge that any of the above
               --------
     conditions for a release have not been satisfied, then Agent shall effect those releases.

SECTION 5.   CONDITIONS PRECEDENT.  No Lender is obligated to fund its part of
---------    --------------------
any Borrowing unless Agent has received all of the documents and items described on SCHEDULE 5. In addition, no Lender is obligated to fund its part of any Borrowing unless on the applicable Borrowing Date (and after giving effect to the requested Borrowing): (a) Agent has timely received a Borrowing Request; (b) all of the representations and warranties in the Loan Documents are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or permitted by this agreement); (c) no Default or Potential Default exists; (d) the funding of the Borrowing is permitted by Law and does not cause a Borrowing Excess; and (e) if reasonably requested by Agent, it has received evidence substantiating any of the matters in the Loan Documents that are necessary to enable Borrower to qualify for the Borrowing. Each condition precedent in this agreement (including, without limitation, those on SCHEDULE 5) is material to the transactions contemplated by this agreement, and time is of the essence with respect to each. Subject to first obtaining the approval of all Lenders, Agent or any Lenders may fund any Borrowing without all conditions being satisfied. However, to the extent lawful, that funding is not a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding, unless all Lenders specifically waive an item in writing.

SECTION 6.  REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to
---------   ------------------------------
Agent and Lenders as follows:

     6.1  PURPOSE OF CREDIT.  Borrowings are to be used as stated in the
          -----------------
recitals of this agreement. No Company is engaged principally (or as one of its important activities) in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of any Borrowing is to be used, directly or indirectly, for a purpose that violates any Law, including, without limitation, the provisions of Regulation U.

     6.2   ABOUT THE COMPANIES.
           --------------------

           (a) SUBSIDIARIES AND TRADE NAMES. Except as described on SCHEDULE 6.2
               ----------------------------
     (i) no Company has any Subsidiaries and (ii) no Company has used or transacted business under any other corporate or trade name in the six-month period preceding the date of this agreement.

           (b) EXISTENCE, QUALIFICATION, AND COMPLIANCE. Each Company is duly
               ----------------------------------------
     organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated as stated on Schedule 6.2. Except where failure is not a Material-Adverse Event, each Company (i) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (as described on SCHEDULE 6.2); (ii) possesses all requisite authority, permits, and power to conduct its business as is now being -- or is contemplated by this agreement to be -- conducted, and (iii) is in compliance with all applicable Laws.

           (c) OFFICE. Each Company's chief executive office and other principal
               ------
     offices are described on Schedule 6.2. The present and foreseeable location of each Company's books and records concerning accounts and accounts receivable is at its chief executive office, and all of its books, and records are in its possession.

     6.3  AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each
          -------------------------------
Company of each Loan Document to which it is a party and the performance by it of its related obligations (a) are within its corporate power or partnership authority, as applicable, (b) have been duly authorized by all necessary corporate or partnership action, as applicable, (c) except for any action or filing that has been taken or made on or before the date of this agreement, require no action by or filing with any Tribunal, (d) do not violate any provision of its charter, articles of incorporation, bylaws, or partnership agreement, as applicable, (e) except where not a Material-Adverse Event, do not violate any provision of Law applicable to it or any material agreements to which it is a party, and (f) except for Lender Liens, do not result in the creation or imposition of any Lien on any asset of any Company.

     6.4  BINDING EFFECT. Upon execution and delivery by all parties to it, each
          --------------
Loan Document will constitute a legal and binding obligation of each Company party to it, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Laws and general principles of equity.

     6.5  [INTENTIONALLY BLANK].

     6.6     CURRENT FINANCIALS. The Current Financials were prepared in
             ------------------
accordance with GAAP and present fairly, in all material respects, the financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on their date or dates (subject only to normal year-end adjustments). All material liabilities of the Companies as of the date or dates of the Current Financials are reflected in them or notes to them. Except for transactions directly related to, or specifically contemplated by, the Loan Documents, no subsequent material adverse changes have occurred in the financial condition of the Companies from that shown in the Current Financials, nor has any Company incurred any subsequent material liability.

     6.7  DEBT. No Company has any Debt except Permitted Debt.
          ----

     6.8  SOLVENCY. On the date of each Borrowing each Company is, and after
          --------
giving effect to the requested Borrowing will be, Solvent.

     6.9  LITIGATION. Except as disclosed on SCHEDULE 6.9 (a) no Company is
          ----------
subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to it or, if so adversely determined, would be a Material-Adverse Event, and (b) no outstanding or unpaid judgments against any Company exists.

     6.10    TRANSACTIONS WITH AFFILIATES. No Company is a party to a material
             ----------------------------
transaction with any of its Affiliates except (a) in transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate, and (b) the transactions described on SCHEDULE 6.10.

     6.11    TAXES. All Tax returns of each Company required to be filed have
             -----
been filed (or extensions have been granted) before delinquency, except for returns for which the failure to file is not a Material-Adverse Event, and all Taxes imposed upon each Company that are due and payable have been paid before delinquency.

     6.12    EMPLOYEE PLANS. Except where occurrence or existence is not a
             --------------
Material-Adverse Event, (a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in (S)302 of ERISA or (S)412 of the IRC), (b) no Company has incurred liability under ERISA to the PBGC in connection with any Employee Plan, (c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no Company has engaged in any "prohibited transaction" (as defined in (S)406 of ERISA or (S)4975 of the IRC), and (e) no "reportable event" (as defined in (S)4043 of ERISA) has occurred in respect of any Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations.

     6.13    PROPERTY AND LIENS. Each Company has good and marketable title to
             ------------------
all its property reflected on the Current Financials except for property that is obsolete or that has been disposed of in the ordinary course of business or, after the date of this agreement, as otherwise permitted by this agreement. All Collateral is free and clear of any Liens and adverse claims of any nature except Permitted Liens.

     6.14    INTELLECTUAL PROPERTY.  Each Company owns all material licenses,
             ---------------------
patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this agreement. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any infringements or claims that, if successfully asserted against or determined adversely to that Company, are not a Material-Adverse Event. To each Company's knowledge, no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property of that Company exists.

     6.15  ENVIRONMENTAL MATTERS. Except where not a Material-Adverse Event, no
           ---------------------
Company (a) knows of any environmental condition or circumstance adversely affecting any Company's properties or operations or any material portion of the properties subject to Mortgage Loans, (b) has received any report of any Company's violation of any Environmental Law, or (c) knows that any Company is under any obligation to remedy any violation of any Environmental Law. Each Company has taken prudent steps to determine that its properties and operations and that substantially all of the properties subject to Mortgage Loans do not violate any Environmental Law except violations that are not a Material-Adverse Event.

     6.16  GOVERNMENT REGULATIONS. No Company is subject to regulation under the
           ----------------------
Investment Company Act of 1940 or the Public Utility Holding Company Act of
1935.

     6.17  INSURANCE. Each Company maintains with financially sound,
           ---------
responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

     6.13  APPRAISALS. With respect to the property the subject of any Mortgage
           ----------
Loan, each Approved Originator has obtained Appraisals in material compliance with all Appraisal Laws.

     6.19  FULL DISCLOSURE. Each material fact or condition relating to the Loan
           ---------------
Documents or the financial condition, business, or property of the Companies that is a Material-Adverse Event has been disclosed in writing to Agent and Lenders. All information previously furnished by any Company to Agent or any Lender in connection with the Loan Documents was (and all information furnished in the future by any Company to Agent or any Lender will be) true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.

SECTION 7.   AFFIRMATIVE COVENANTS. For so long as any Lender is committed to
---------    ---------------------
lend under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Agent and Lenders that, without first obtaining Determining Lenders' consent to the contrary:

     7.1  REPORTING REQUIREMENTS. Borrower shall cause to be furnished to Agent
          ----------------------
the following, all in form and detail reasonably satisfactory to Agent, and reasonably promptly after receiving them Agent shall provide copies of them to
Lenders:

          (a) ANNUALLY. Promptly after preparation but no later than 90 days
              --------
     after the last day of each fiscal year of Borrower (i) Financials showing Borrower's consolidated and consolidating financial condition and results of operations as of, and for the year ended on, that last day, (ii) solely with respect to the consolidated portion of those Financials, the opinions, without material qualification, of Arthur Andersen, L.L.P. or of another firm of nationally-recognized independent certified public accountants reasonably acceptable to Determining Lenders, based on audits using generally accepted auditing standards, that the consolidated portion of those Financials were prepared in accordance with GAAP and present fairly, in all material respects, Borrower's consolidated financial condition and results of operations, and (iii) a quarterly Compliance Certificate.

          (b) QUARTERLY. Promptly after preparation but no later than 60 days
              ---------
     after the last day of the first three fiscal quarters of Borrower each year
     (i) Financials showing Borrower's consolidating financial condition and results of operations for that fiscal quarter and for the period from the beginning of the current fiscal year to the last day of that fiscal quarter, and (ii) a quarterly Compliance Certificate.

          (c) MONTHLY. Within 45 days affer the last day of each month, a
              -------
     monthly Compliance Certificate.

          (d) INVESTOR AND ORIGINATOR INFORMATION. Promptly affer the request
              -----------------------------------
     by Agent or Determining Lenders, financial information about any investor (other than FNMA, FHLMC, and GNMA) or any Originator for purposes of determining "approved" status under the Loan Documents.

           (e) OTHER REPORTS.  Promptly after preparation and distribution,
               -------------
     accurate and complete copies of all reports and other material communications about material financial matters or material corporate plans or projections by or for any Company for distribution to the Securities Exchange Commission, any other Tribunal, or any creditor.

           (f) NOTICES. Notice, promptly after any Company knows or has reason
               -------
     to know, of (i) the existence and status of any Litigation that, if determined adversely to any Company, would be a Material-Adverse Event,
     (ii) any change in any material fact or circumstance represented or warranted by any Company in any Loan Document that constitutes a Material-Adverse Event, (iii) the receipt by any Company of notice of any violation or alleged violation of ERISA or any Environmental Law or other Law if that violation is a Material-Adverse Event, or (iv) a Default or Potential Default specifying the nature thereof and what action the Companies have taken, are taking, or propose to take with respect to it.

           (g) OTHER INFORMATION. Promptly upon reasonable request by Agent or
               -----------------
     Determining Lenders (through Agent), information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of any Company and opinions, certifications, and documents in addition to those mentioned in this agreement.

     7.2  USE OF PROCEEDS. The Companies shall use the proceeds of Borrowings
          ---------------
only for the purposes represented in this agreement.

     7.3  BOOKS AND RECORDS. Each Company shall maintain books, records, and
          -----------------
accounts necessary to prepare Financials in accordance with GAAP.

     7.4  INSPECTIONS. Upon reasonable request, each Company shall allow Agent,
          -----------
any Lender, or their respective Representatives to inspect any of its properties, to review reports, files, and other records and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with its directors, officers, employees, or representatives from time to time during reasonable business hours.

     7.5  TAXES. Each Company shall promptly pay when due any and all Taxes
          -----
other than Taxes of which the failure to pay is not a Material-Adverse Event or which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien have been and continue to be stayed.

     7.6  EXPENSES. Each Company shall pay (a) all reasonable legal fees and
          --------
expenses incurred by Agent in connection with the preparation, negotiation, and execution of the Loan Documents, (b) all reasonable legal fees and expenses incurred by Agent in connection with each separate future amendment, consent, waiver, or approval executed in connection with any Loan Document, (c) all fees, charges, or Taxes for the recording or filing of any Loan Document to create or perfect Lender Liens, (d) all other reasonable out-of-pocket expenses of Agent or any Lender in connection with the preparation, negotiation, execution, or administration of the Loan Documents -- including, without limitation, courier expenses incurred in connection with the Mortgage Collateral, (e) all amounts expended, advanced, or incurred by Agent or any Lender to satisfy any obligation of any Company under any Loan Document, to collect the Obligation, or to enforce the Rights of Agent or any Lender under any Loan Document -- including, without limitation, all court costs, reasonable attorneys' fees (whether for trial, appeal, other proceedings, or otherwise), reasonable fees of auditors and accountants, and investigation expenses reasonably incurred by Agent or any Lender in connection with any such matters, (f) interest at an annual interest rate equal to the Default Rate on each item specified in clause (e) above from 30 days after the date of written demand or request for reimbursement to the date of reimbursement, and (g) any and all stamp and other Taxes payable or determined to be payable in connection with the execution, delivery, or recordation of any loan document -- IN CONNECTION WITH WHICH THE COMPANIES SHALL INDEMNIFY AND SAVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES WITH RESPECT TO OR RESULTING FROM ANY DELAY IN PAYING OR OMISSION TO PAY THOSE TAXES TO THE EXTENT THOSE LIABILITIES ARISE SOLELY BECAUSE THE COMPANIES FAILED TO PAY THE TAXES UPON DEMAND BY AGENT OR ANY LENDER, WHICH INDEMNITY SURVIVES THE PAYMENT AND PERFORMANCE OF THE OBLIGATION AND TERMINATION OF THE LOAN DOCUMENTS.

     7.7  MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Each Company shall (a)
          ----------------------------------------------
except as permitted by Section 8.5, maintain its corporate existence and good standing in its state of incorporation and its authority to transact business in all other states where failure to maintain its authority to transact business is a Material-Adverse Event, and (b) maintain all licenses, permits, and franchises necessary for its business where failure to do so is a Material-Adverse Event.

     7.8  INSURANCE. Each Company shall (a) maintain with financially sound and
          ---------
reputable insurers, insurance with respect to its assets and business against such liabilities, casualties, risks, and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, and (b) upon Agent's request, furnish to Agent from time to time (i) a summary of its insurance coverage, in form and substance satisfactory to Agent, and (ii) originals or copies of the applicable policies.

     7.9  TAKE-OUT COMMITMENTS. Borrower shall perform and observe (and shall
          --------------------
cause each Approved Originator to perform and observe) in all material respects each of the provisions of each Take-Out Commitment on its or their part to be performed or observed and cause all things to be done that are necessary to have each item of Mortgage Collateral and the Collateral Documents covered by a Take-Out Commitment comply with its requirements.

     7.10  APPRAISALS. Borrower shall (and shall cause each Approved Originator
           ----------
to) promptly (a) permit Agent's and any Lender's authorized Representatives to discuss with its officers or with the appraisers furnishing Appraisals the procedures for preparation, review, and retention of (and to review and obtain copies of) all Appraisals pertaining to any Mortgage Collateral, and (b) upon Agent's or any Lender's request, cooperate with it to ascertain that the Appraisals comply with all Appraisal Laws.

     7.11  INDEMNIFICATION. IN CONSIDERATION OF THE COMMITMENTS BY AGENT AND
           ---------------
LENDERS UNDER THE LOAN DOCUMENTS, EACH COMPANY SHALL INDEMNIFY AND DEFEND EACH AGENT, LENDER, AND THEIR RESPECTIVE AFFILIATES AND REPRESENTATIVES (COLLECTIVELY, THE "INDEMNIFIED PARTIES") -- AND DEFEND THEM AND HOLD EACH OF THEM HARMLESS -- AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, DEFICIENCIES, INTEREST, JUDGMENTS, COSTS, OR EXPENSES -- INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES --INCURRED BY ANY OF THEM ARISING FROM OR BECAUSE OF (A) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING BROUGHT OR THREATENED IN CONNECTION WITH ANY LOAN DOCUMENT OR THE TRANSACTIONS
CONTEMPLATED BY THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY USE BY ANY COMPANY OF THE PROCEEDS OF BORROWINGS, (B) ANY IMPOUNDMENT, ATTACHMENT, OR RETENTION OF ANY MORTGAGE COLLATERAL OR ANY FAILURE OF ANY INVESTOR TO PAY THE ENTIRE PURCHASE PRICE OF ANY MORTGAGE COLLATERAL UNDER ANY TAKE-OUT COMMITMENT,
(C) ANY ALLEGED VIOLATION OF ANY FEDERAL OR STATE LAW RELATING TO USURY IN CONNECTION WITH ANY MORTGAGE COLLATERAL, AND (D) ANY REPRESENTATION MADE BY ANY

COMPANY UNDER ANY LOAN DOCUMENT ALTHOUGH EACH INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION FOR ANY INDEMNIFIED PARTY'S ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION FOR ITS OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD. THIS INDEMNITY SURVIVES THE PAYMENT AND PERFORMANCE OF THE OBLIGATION AND TERMINATION OF THE LOAN DOCUMENTS.

SECTION 8.   NEGATIVE COVENANTS. For so long as any Lender is committed to lend
---------    ------------------
under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Agent and Lenders that, without first obtaining Determining Lenders' consent to the contrary, the Companies designated in the following sections of this Section 8 may not directly or indirectly do any of the following or commit (other than a commitment that is not binding on any Company until any prior written consent of Determining Lenders is first obtained) to do any of the following:

     8.1  DEBT. No Company may directly or indirectly create, incur, or suffer
          ----
to exist (a) any Debt except Permitted Debt, (b) any Debt in the nature of Dry Borrowings except in connection with this agreement, or (b) any Debt in the nature of Wet Borrowings except in connection with this agreement.

     8.2  LIENS. No Company may directly or indirectly (a) create, incur, or
          -----
suffer to exist any Lien on any of its assets except Permitted Liens or (b) enter into or permit to exist any arrangement or agreement (except the Loan Documents) that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets.

     8.3  INVESTMENTS. No Company may make any Investments except Permitted
          -----------
Investments.

     8.4  [Intentionally Blank]

     8.5  MERGER OR CONSOLIDATION. No Company may directly or indirectly merge
          -----------------------
or consolidate with or into any other Person except that any Company may merge into or be consolidated with any other Company so long as Borrower is the surviving corporation if it is involved.

     8.6  LIQUIDATIONS AND DISPOSITIONS OF ASSETS. No Company may directly or
          ---------------------------------------
indirectly dissolve or liquidate or sell, transfer, lease, or otherwise dispose of any material portion of its assets or business except for sales or other dispositions by any Company, in the ordinary course of business, of (a) subject to Section 4, Originator Loans, Mortgage Loans, or Mortgage Securities that are Collateral, or (b) Originator Loans, Mortgage Loans, or Mortgage Securities that are not Collateral.

     8.7  USE OF PROCEEDS.  No Company may directly or indirectly use the
          ---------------
proceeds of Borrowings for any purpose other than to loan them to Approved Originators under Eligible-Originator Loans.

     8.8  TRANSACTIONS WITH AFFILIATES. No Company may directly or indirectly
          ----------------------------
enter into any transaction with any of its Affiliates other than transactions in the ordinary course of business or upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     8.9  EMPLOYEE PLANS.  Except where a Material-Adverse Event would not
          --------------
result, no Company may directly or indirectly permit any of the events or circumstances described in Section 6.12 to exist or occur.

     8.10  COMPLIANCE WITH LAWS AND DOCUMENTS. No Company may directly or
           ----------------------------------
indirectly (a) violate the provisions of any Laws applicable to it or of any Material Agreement to which it is a party if that violation alone or with all other violations is a Material-Adverse Event or (b) violate the provisions of its charter, articles of incorporation, bylaws, or partnership agreement, as applicable, or repeal, replace or amend any provision of its charter, articles of incorporation, bylaws, or partnership agreement, as applicable. if any such action is a Material-Adverse Event.

     8.11  GOVERNMENT REGULATIONS. No Company may directly or indirectly conduct
           ----------------------
its business in a way that it becomes regulated under the Investment Company Act of 1940.

     8.12  SUBORDINATED DEBT.
           -----------------

           (a) No Company may prepay or cause to be prepaid any principal of, or any interest on, any of its Subordinated Debt (including, without limitation, any optional redemption or payments due upon certain designated events) except (i) conversions of Subordinated Debt to equity of Borrower that is not mandatorily redeemable, (ii) exchanges of Subordinated Debt for Subordinated Debt, and (iii) prepayment of Subordinated Debt with the proceeds of the issuance of additional Subordinated Debt or common stock issued by Borrower.

           (b) No Company may amend or modify the terms of any Subordinated Debt to any extent that (i) any of the applicable subordination, payment blockage, or standstill provisions are less favorable to Lenders than exists for the Subordinated Debt theretofore approved by Determining Lenders, (ii) the applicable representations, covenants, events of default, and other provisions are significantly more onerous to the obligor than exists for the Subordinated Debt theretofore approved by Determining Lenders, or (iii) scheduled or mandatory principal or sinking fund payment obligations before one year after the then-effective Stated-Termination Date are made applicable to any Subordinated Debt.

     8.13  NEW BUSINESSES. No Company may directly or indirectly engage in any
           --------------
business except the businesses in which it or any of its Affiliates is presently engaged and any other reasonably-related business.

     8.14  ASSIGNMENT. Except as allowed in Section 11.12(a), no Company may
           ----------
directly or indirectly assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

SECTION 9.   FINANCIAL COVENANTS. For so long as any Lender is committed to lend
---------    -------------------
under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Agent and Lenders, without first obtaining Determining Lender's consent to the contrary, it may not directly or indirectly permit any of the following to occur or to exist, as measured at the end of each of the Companies' fiscal quarters included below:

     9.1  ADJUSTED-NET WORTH.  For each quarter ending on or after June 30,
          ------------------
1997, the Companies' Adjusted-Net Worth to be less than the sum of (a) $5,000,000 plus (ii) 100% of the Companies' cumulative Net Income (without deduction for losses) after April 30, 1997, plus (iii) 100% of the net (i.e., gross proceeds less usual and customary underwriting, placement, and other related costs and expenses) proceeds of the issuance (upon sale, conversion, or otherwise other than conversion of Subordinated Debt to equity) of any equity securities by Borrower after February 28, 1997.

     9.2   ADJUSTED DEBT/ADJUSTED-NET WORTH.  For each quarter ending on or
           ---------------------------------
after September 30, 1997, the ratio of the Companies' total Debt (less any Subordinated Debt not due within one year from the date of determination) to Adjusted-Net Worth to exceed 6.0 to 1.0.

     9.3  EBITDA/INTEREST EXPENSE. For each quarter ending on or after September
          -----------------------
30, 1997, the ratio of the Companies' EBITDA to its Interest Expense to be less than 1.4 to 1.0 for (a) the quarter ending June 30, 1997, (b) the two quarters ending September 30, 1997, (c) the three quarters ending December 31, 1997, and
(d) for each four-consecutive-quarterly periods ending after December 31, 1997.

     9.4  PRODUCTION. The amount of new loans to its customers booked by
          ----------
Borrower during any calendar month ending at least 90 days after the Closing Date to be less than $13,000,000.

SECTION 10.  DEFAULTS AND REMEDIES.
----------   ---------------------

     10.1  Default. The term "Default" means the existence or occurrence of any
           -------
one or more of the following:

           (a) OBLIGATION. Any Company fails to pay (i) any interest on the
               ----------
     Obligation when due under the Loan Documents and that failure continues for five days or (ii) any other part of the Obligation when due under the Loan Documents.

           (b) COVENANTS. Any Company's failure or refusal to punctually and
               ---------
     properly perform, observe, and comply with any covenant -- other than as described in clause (a) above -- applicable to it in:

               (i)   Sections 7.2, 7.7(a), 8.5, 8.6, 8.7, 8.12, 9.1, 9.2, 9.3,
                     or 9.4;

               (ii) Sections 7.9, 8.1, 8.2, 8.3, or 8.8 if that failure or refusal was inadvertent, is not a Material-Adverse Event, is susceptible of cure, and is cured within ten days after the earlier of either any Company knows of it or any Company is notified of it by either Agent or any Lender; or

               (iii) Any other provision of any Loan Document, if that failure or refusal continues for 20 days after the earlier of either any Company knows of it or any Company is notified of it by either Agent or any Lender.

           (c) MISREPRESENTATION. Any material statement, warranty, or
               -----------------
     representation by or on behalf of any Company in any Loan Document or other writing authored by any Company and furnished in connection with the Loan Documents, proves to have been incorrect or misleading in any material respect as of the date made or deemed made.

           (d) DEBTOR LAW. Any Company (i) is not Solvent, (ii) fails to pay its
               ----------
     Debts generally as they become due, (iii) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, or (iv) becomes a party to or is made the subject of any proceeding provided for by any Debtor Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the Rights of Agent or any Lender granted in the Loan Documents unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing.

           (e) OTHER DEBT. Any Company fails to make any payment due on any Debt
               ----------
     or security (with respect to which any Company has redemption, sinking fund, or other purchase obligations) or any event occurs or any condition exists in respect of any Debt or security of any Company, the effect of which is (i) to cause or to permit any holder of that Debt or security or a trustee to cause (whether or not it elects to cause) any of that Debt or security to become due before its stated maturity or its regularly scheduled payment dates, or (ii) to permit a trustee or the holder of any security (other than common stock of any Company) to elect (whether or not it does elect) a majority of the directors on the board of directors of that Company.

           (f) JUDGMENTS. Any Company fails to pay any money judgment against it
               ---------
     at least ten days prior to the date on which any of the assets of that Company may be lawfully sold to satisfy that judgment.

           (g) ATTACHMENTS. The failure to have discharged within a period of 30
               -----------
     days after the commencement of any attachment, sequestration, or similar proceeding against any of the assets of any Company.

           (h) UNENFORCEABILITY. Any material provision of any Loan Document for
               ----------------
     any reason ceases to be in full force and effect or is fully or partially declared null and void or unenforceable or the validity or enforceability of any Loan Document is challenged or denied by any Company.

           (i) CHANGE OF CONTROL. Except as otherwise approved by Agent in
               -----------------
     writing prior to any such change, any change in the ownership or management of Borrower from that ownership and management as it exists on the date of this agreement.

           (j) CONVERTIBLE PROMISSORY NOTES. The Convertible Promissory Notes
               ----------------------------
     described on SCHEDULE 8.1 are not fully converted to 1,800,000 shares of Borrower's Common Stock, $0.01 par value per share, by no later than May 31, 1997.

     10.2  REMEDIES.
           --------

           (a) DEBTOR LAW. Upon the occurrence of a Default under SECTION
               ----------
    10.1(D), the commitments of Lenders to extend credit under this agreement automatically terminate and the full Obligation is automatically due and payable, without presentment, demand, notice of default, notice of the intent to accelerate, notice of acceleration, or other requirements of any kind, all of which are expressly waived by Borrower.

           (b) OTHER DEFAULTS. While a Default exists -- other than those
               --------------
     described in CLAUSE (A) above -- Agent may and, upon the direction of Determining Lenders, shall declare the Obligation to be immediately due and payable, whereupon it shall be due and payable, whereupon the commitments of Lenders to extend credit under this agreement are then automatically terminated.

           (c) OTHER REMEDIES. Following the termination of the commitments of
               --------------
     Lenders to extend credit under this agreement and the acceleration of the Obligation, Agent may (and, at the direction of Determining Lenders, shall) do any one or more of the following: Reduce any claim to judgment; foreclose upon or otherwise enforce any Lender Liens; and exercise any other Rights in the Loan Documents, at Law, in equity, or otherwise that Determining Lenders may direct. Should any Default continue that, in Agent's opinion, materially and adversely affects the Collateral or the interests of the Lenders under this agreement, Agent may, in a notice to the

     Lenders of that Default set forth one or more actions that Agent, in its opinion, believes should be taken. Unless otherwise directed by Determining Lenders (excluding the Lender serving as Agent) within ten days following the date of the notice setting forth the proposed action or actions, Agent may, but shall not be obligated to, take the action or actions set forth in that notice.

     10.3  RIGHT OF OFFSET. Each Company hereby grants to Agent and to each
           ---------------
Lender a right of offset, to secure the repayment of the Obligation, upon any and all monies, securities, or other property of each Company, and the proceeds therefrom now or hereafter held or received by or in transit to Agent or such Lender from or for the account of each Company, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or special, time or demand, provisional or final) and credits of each Company, and any and all claims of any Company against Agent or such Lender, at any time existing. Upon the occurrence of any Default, Agent and each Lender are authorized at any time and from time to time, without notice to any Company, to offset, appropriate, and apply any and all of those items against the Obligation, subject to SECTION 3.6. Notwithstanding anything in this section or elsewhere in this agreement to the contrary, neither Agent nor any other Lender shall have any right to offset, appropriate, or apply any accounts of any Company which consist of escrowed funds (except and to the extent of any beneficial interest which any Company has in such escrowed funds) which have been so identified by any Company in writing at the time of deposit thereof.

     10.4  WAIVERS. Each Company waives any right to require Agent to (a)
           -------
proceed against any Person, (b) proceed against or exhaust any of the Collateral or pursue its Rights and remedies as against the Collateral in any particular order, or (c) pursue any other remedy in its power. Agent shall not be required to take any steps necessary to preserve any Rights of any Company against any Person from which any Company purchased any Mortgage Loans or to preserve Rights against prior parties. Each Company and each surety, endorser, guarantor, pledgor, and other party ever liable or whose property is ever liable for payment of any of the Obligation jointly and severally waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their or their property's liability with respect to the Obligation, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligation, by any indulgence, or by any release or change in any security for the payment of the Obligation, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number thereof.

     10.5  PERFORMANCE BY AGENT. Should any covenant, duty, or agreement of any
           --------------------
Company fail to be performed in accordance with the terms of this agreement or of any document delivered under this agreement (and any applicable grace period shall have expired), Agent may, at its option, after notice to Borrower, perform, or attempt to perform, such covenant, duty, or agreement on behalf of that Company and shall notify each Lender that it has done so. In such event, any Company shall jointly and severally, at the request of Agent, promptly pay any amount expended by Agent in such performance or attempted performance to Agent at its principal place of business, together with interest thereon at the Maximum Rate from the date of such expenditure by Agent until paid. Notwithstanding the foregoing, it is expressly understood that Agent does not assume and shall never have, except by express written consent of Agent, any liability or responsibility for the performance of any duties of any Company under this agreement or under any other document delivered under this agreement.

     10.6  NO RESPONSIBILITY. Except in the case of fraud, gross negligence, or
           -----------------
willful misconduct, neither Agent nor any of its officers, directors, employees, or attorneys shall assume -- or ever have any liability or responsibility for -- any diminution in the value of the Collateral or any part of the Collateral.

     10.7  NO WAIVER. The acceptance by Agent or any Lender at any time and from
           ---------
time to time of partial payment or performance by any Company of any of their respective obligations under this agreement or under any Loan Document shall not be deemed to be a waiver of any Default then existing. No waiver by Agent or any Lender shall be deemed to be a waiver of any other then existing or subsequent Default. No delay or omission by Agent or any Lender in exercising any right under this agreement or under any other document required to be executed under or in connection with this agreement shall impair such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under this agreement or otherwise.

     10.8  CUMULATIVE RIGHTS.  All Rights available to Agent and the Lenders
           -----------------
under this agreement or under any other document delivered under this agreement shall be cumulative of and in addition to all other Rights granted to Agent and the Lenders at Law or in equity, whether or not the Notes be due and payable and whether or not Agent shall have instituted any suit for collection, foreclosure, or other action in connection with this agreement or any other document delivered under this agreement.

     10.9  RIGHTS OF INDIVIDUAL LENDERS. No Lender shall have any right by
           ----------------------------
virtue of, or by availing itself of, any provision of this agreement to institute any actions or proceedings at Law, in equity, or otherwise (excluding any actions in bankruptcy), upon or under or with respect to this agreement, or for the appointment of a receiver, or for any other remedy under this agreement, unless (a) the Determining Lenders previously shall have given to Agent written notice of a Default and the continuance thereof, including a written request upon Agent to institute such action or proceedings in its own name and offering to indemnify Agent against the costs, expenses and liabilities to be incurred therein or thereby, (b) Agent, for ten Business Days after its receipt of such notice, shall have failed to institute any such action or proceeding, and (c) no direction inconsistent with such written request shall have been given to Agent by Determining Lenders. It is understood and intended, and expressly covenanted by the taker and holder of every Note with every other taker and holder and Agent, that no one or more holders of Notes shall have any right in any manner whatever by virtue, or by availing itself, of any provision of this agreement to affect, disturb or prejudice the Rights of any other Lenders, or to obtain or seek to obtain priority over or preference to any other such Lender, or to enforce any right under this agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Lenders. For the protection and enforcement of the provisions of this SECTION 10.9, each and every Lender and Agent shall be entitled to such relief as can be given either at law or in equity.

     10.10  NOTICE TO AGENT. Should any Default or Potential Default occur and
            ---------------
be continuing, any Lender having actual knowledge thereof shall notify Agent and Borrower of the existence thereof, but the failure of any Lender to provide that notice shall not prejudice that Lender's Rights under this agreement.

     10.11  COSTS. All court costs, reasonable attorneys' fees, other costs of
            -----
collection, and other sums spent by Agent or any Lender in the exercise of any Right provided in any Loan Document is payable to Agent or that Lender, as the case may be, on demand, is part of the Obligation, and bears interest at the Default Rate from the date paid by Agent or any Lender to the date repaid by any Company.

SECTION 11.  MISCELLANEOUS.
-----------  -------------

     11.1  NONBUSINESS DAYS. Any action that is due under any Loan Document on a
           ----------------
non-Business Day may be delayed until the next Business Day. However, interest accrues on any payment until it is made.

     11.2  COMMUNICATIONS. Unless otherwise stated, a communication under any
           --------------
Loan Document to a party to this agreement must be written to be effective and is deemed given:

     . For Borrowing Requests, Collateral Delivery-Notices, Shipping Requests, and Release Requests, only when actually received by Agent.

     . Otherwise, if by fax, when transmitted to the appropriate fax number -- but, without affecting the date deemed given, the fax must be promptly confirmed by telephone.

     . Otherwise, if by mail, on the third Business Day after enclosed in a properly addressed, stamped, and sealed envelope deposited in the appropriate official postal service.

     .     Otherwise, when actually delivered.

Until changed by written notice to each other party to this agreement, the address and fax number are stated for (a) Borrower and Agent, beside their names on the signature pages below, and (b) each Lender, beside its name on SCHEDULE 2.

     11.3  FORM AND NUMBER OF DOCUMENTS. The form, substance, and number of
           ----------------------------
counterparts of each writing to be furnished under the Loan Documents must be satisfactory to Agent and its counsel.

     11.4  EXCEPTIONS TO COVENANTS. An exception to any Loan Document covenant
           -----------------------
does not permit violation of any other Loan Document covenant.

     11.5  SURVIVAL. All Loan Document provisions survive all closings and are
           --------
not affected by any investigation made by any party.

     11.6  GOVERNING LAW. Unless otherwise stated, each Loan Document must be
           -------------
construed -- and its performance enforced -- under the Laws of the State of Texas and the United States of America.

     11.7  INVALID PROVISIONS. If any provision of a Loan Document is judicially
           ------------------
determined to be unenforceable, all other provisions of it remain enforceable. If the provision determined to be unenforceable is a material part of that Loan Document, then, to the extent lawful, it shall be replaced by a judicially-construed provision that is enforceable but otherwise as similar in substance and content to the original provision as the context of it reasonably allows.

     11.8  CONFLICTS BETWEEN LOAN DOCUMENTS. The provisions of this agreement
           --------------------------------
control if in conflict (i.e., the provisions contradict each other as opposed to a Loan Document containing additional provisions not in conflict) with the provisions of any other Loan Document.

     11.9  DISCHARGE AND CERTAIN REINSTATEMENT. The Companies' obligations under
           -----------------------------------
the Loan Documents remain in full force and effect until no lender has any commitment to extend credit under the

Loan Documents and the Obligation is fully paid (except for provisions under the Loan Documents which by their terms expressly survive payment of the Obligation and termination of the Loan Documents). If any payment under any Loan Document is ever rescinded or must be restored or returned for any reason, then all Rights and obligations under the Loan Documents in respect of that payment are automatically reinstated as though the payment had not been made when due.

     11.10  AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS. An amendment of -- or
            --------------------------------------------
an approval, consent, or waiver by Agent or by one or more Lenders under -- any Loan Document must be in writing and must be:

           (a) Executed by Borrower and Agent if it purports to reduce or increase any fees payable to Agent by Borrower.

           (b) Executed by Borrower and Agent and executed or approved in writing by all Lenders if action of all Lenders is specifically provided in any Loan Document or if it purports to (i) except as otherwise stated in this SECTION 11.10, extend the due date or decrease the scheduled amount of any payment under -- or reduce the rate or amount of interest, fees, or other amounts payable to Agent or any Lender under -- any Loan Document,
     (ii) change the definition of Borrowing Base (or any component of it), Commitment Percentage, Determining Lenders, Eligible-Mortgage Collateral, Market Value, Stated-Termination Date, or Termination Percentage, or (iii) partially or fully release any Guaranty or any Collateral except releases of Collateral contemplated in this agreement.

           (c) Otherwise (i) for this agreement, executed by Borrower, Agent, and Determining Lenders, or (ii) for other Loan Documents, approved in writing by Determining Lenders and executed by Borrower, Agent, and any other party to that Loan Document.

No course of dealing or any failure or delay by Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Agent or any Lender under the Loan Documents operates as a waiver of that Right. An approval, consent, or waiver is only effective for the specific instance and purpose for which it is given. The Loan Documents may only be supplemented by agreements, documents, and instruments delivered according to their respective express terms.

     11.11  MULTIPLE COUNTERPARTS. Any Loan Document may be executed in any
            ---------------------
number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document. This agreement is effective when counterparts of it have been executed and delivered to Agent by each Lender, Agent, and Borrower or, in the case only of those Lenders, when Agent has received faxed or other evidence satisfactory to it that each Lender has executed and is delivering to Agent a counterpart of it.

     11.12  PARTIES. This agreement binds and inures to Borrower, each Lender,
            -------
Agent, and their respective successors and permitted assigns. Only those Persons may rely upon or raise any defense about this agreement.

           (a) ASSIGNMENT BY COMPANIES; ASSUMPTIONS BY NEW COMPANIES. No Company
               -----------------------------------------------------
     may assign any Rights or obligations under any Loan Document without first obtaining the written consent of Agent.

           (b) ASSIGNMENT BY LENDER. Any Lender may assign, pledge, and
               --------------------
     otherwise transfer all or any of its Rights and obligations under the Loan Documents either (i) to a Federal Reserve Bank without the consent of any party to this agreement so long as that Lender is not released from its obligations under the Loan Documents, or (ii) otherwise in the ordinary course of its lending business and in accordance with all Laws, with the Lenders' Agreement, and with SECTION 11.13 or 11.14 so long as (A) except for assignments, pledges, and other transfers by a Lender to its Affiliates, the written consent of Borrower, and Agent, which may not be unreasonably withheld, must be first obtained, (B) the assignment or transfer (other than a pledge) does not involve a purchase price that directly or indirectly reflects a discount from face value unless that Lender first offered that assignment or transfer to the other Lenders on ratable basis according to their Commitment Percentages, (C) neither Borrower nor Agent are required to incur any cost or expense incident to any assignment, pledge, or other transfer by any Lender, all of which are for the account of the assigning, pledging, or transferring Lender and its assignee, pledgee, or transferee as they may agree, and (D) if the Participant or Purchaser is organized under the Laws of any jurisdiction other than the United States of America or any of its states, it complies with SECTION 3.9.

           (c) OTHERWISE VOID. Any purported assignment, pledge, or other
               --------------
     transfer in violation of this section is void from beginning and not effective.

     11.13  PARTICIPATIONS. Subject to SECTION 11.12(B) and this section and
            --------------
only if no Default exists, a Lender may at any time sell to one or more Persons (each a "Participant") participating interests in its Commitment and its share of the Obligation.

           (a) ADDITIONAL CONDITIONS.  For each participation (i) the selling
               ---------------------
     Lender must remain -- and the Participant may not become -- a "Lender" under this agreement, (ii) the selling Lender's obligations under the Loan Documents must remain unchanged, (iii) the selling Lender must remain solely responsible for the performance of those obligations, (iv) the selling Lender must remain the holder of its one or more Notes and its share of the Obligation for all purposes under the Loan Documents, and (v) Borrower and Agent may continue to deal solely and directly with the selling Lender in connection with those Rights and obligations.

           (b) PARTICIPANT RIGHTS. The selling Lender may obtain for each of its
               ------------------
     Participants the benefits of the Loan Documents related to participations in its share of the Obligation, but Borrower are never obligated to pay any greater amount that would be due to the selling Lender under the Loan Documents calculated as though no participation had been made. Otherwise, Participants have no Rights under the Loan Documents except certain permitted voting Rights described below.

           (c) PARTICIPATION AGREEMENTS. An agreement for a participating
               ------------------------
     interest (i) may only provide to a Participant voting Rights in respect of any amendment of or approval, consent, or waiver under any Loan Document related to the matters in SECTION 11.10(B) if it also provides for a voting mechanism that a majority of that selling Lender's Commitment Percentage or Termination Percentage, as the case may be (whether directly held by that selling Lender or Participant) controls the vote for that selling Lender, and (ii) may not permit a Participant to assign, pledge, or otherwise transfer its participating interest in the Obligation to any Person except any Lender or its Affiliates.

     11.14  TRANSFERS. Subject to SECTION 11.12(b) and this section and only if
            ---------
no Default exists, a Lender may at any time sell to one or more financial institutions (each a "PURCHASER") all or part of its Rights and obligations under the Loan Documents.

           (a) ADDITIONAL CONDITIONS. The sale (i) must be accomplished by the
               ---------------------
     selling Lender and Purchaser executing and delivering to Agent and Borrower an assignment and assumption agreement provided for by the Lenders' Agreement, and (ii) may not occur until the selling Lender pays to Agent an administrative-transfer fee of $2,500.

           (b) PROCEDURES. Upon satisfaction of the foregoing conditions and as
               ----------
     of the Effective Date in the assignment and assumption agreement, which may not be before delivery of that document to Agent and Borrower, then (i) a Purchaser is for all purposes a Lender party to -- with all the Rights and obligations of a Lender under -- this agreement, with a Commitment as stated in the assumption agreement, (ii) the selling Lender is released from its obligations under the Loan Documents to a corresponding extent,
     (iii) SCHEDULE 2 is automatically deemed to reflect the name, address, and Commitment of the Purchaser and the reduced Commitment of the selling Lender, and Agent shall deliver to Borrower and Lenders an amended SCHEDULE 2 reflecting those changes, (iv) Borrower shall execute and deliver to each of the selling Lender and the Purchaser a Note, each based upon their respective Commitments following the transfer, (v) upon delivery of the one or more Notes under CLAUSE (iv) above, the selling Lender shall return to the appropriate Company all Notes previously delivered to it under this agreement, and (vi) the Purchaser is subject to all the provisions in the Loan Documents, the same as if it were a Lender that executed this agreement on its original date.

     11.15  ENTIRE AGREEMENT. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT
            ----------------
BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                    REMAINDER OF PAGE INTENTIONALLY BLANK.
                           SIGNATURE PAGE(S) FOLLOW.

     EXECUTED as of the date first stated in this agreement.


(address)
Pioneer Commercial Funding Corp.                      PIONEER COMMERCIAL FUNDING
6650 Reseda Blvd., Suite 108                          CORP. as Borrower
Reseda, CA 91335
Attn:  Glenda S. Klein, Senior                       By /s/ M.A. Nissim
       Vice President                                   -------------------------------
Tel:   (818) 776-0590                                   M. Albert Nissim, President
FAX:   (818) 776-0004

(wire transfer)

Account # 1825160334
Bank:  Bank One, Dallas
ABA# 111000614
Attn:  Gloria Sadler (214) 290-6069
Ref:   Pioneer Commercial Funding Corp.
       Funding Account

(address)                                               BANK ONE, TEXAS, N.A., as Agent and the
                                                        sole Lender
BANK ONE, TEXAS, N.A.
1717 Main Street
Dallas, TX 75201                                        By /s/ Paul J. Lazusky
Attn:  Paul J. Lazusky, Vice President                    --------------------------------------
Tel: (214) 290-2153                                       Paul J. Lazusky, Vice President
Fax: (214) 290-2054

(wire transfer)

Account # 1825160375
Bank:  Bank One, Dallas
ABA# 111000614
Attn:  Gloria Sadler (214) 290-6069
Ref:  Pioneer Commercial Funding Corp.
      Settlement Account

                                SIGNATURE PAGE